                                                                 EXHIBIT 3.61(A)

                          AGREEMENT OF INCORPORATION

     I.   The undersigned agree to become a corporation by the name of:

          Marrowbone Development Company

     II. The principal Office or Place of Business of said Corporation will be located at:

          4/th/ & Main St., P.O. Box 26765 in the city of Richmond and State of Virginia Zip 23261. Its chief works will be located in Kermit, Mingo County, West Virginia.

     III. The objects for which this Corporation is formed are as follows:

1. To buy, acquire, own, hold, sell, explore, develop, mine and operate lands, including coal and mineral-bearing lands, and interests, estates, franchises therein, and to lease or rent the same from or to other persons, firms or corporations.

2. To construct, buy, own, hold, sell, use, operate, and rent or lease the same from or to others, any all buildings, structures, improvements, machinery, equipment, plants, and facilities for the exploration, removal, treatment, handling, hauling, storage, transportation, distribution, sale and exchange of coal and other minerals, and by-products and derivatives manufactured or produced therefrom.

3. To buy, sell, deal in, and act as producer, wholesaler, jobber, distributor, retailer, factor, and agent in the production, handling, storage, distribution, and sale of coal, coke, other minerals, and by-products and derivatives manufactured or produced therefrom.

4. To buy, own, hold, operate, lease or rent from or to others, sell and dispose of establishments and enterprises for the handling, purchasing, storage, distribution, and sale as wholesaler, retailer, jobber, distributor, and factor, of general and various kinds and classes of merchandise and commodities.

5. To buy, own, hold, control, improve, pledge, mortgage, lease, sell, convey, exchange, and otherwise acquire, deal in, and dispose of any and all articles or kinds of personal property, or any rights, interest, or estate therein, as owner, broker, agent or factor.

6. Generally to buy, own, hold, control, pledge, hypothecate, sell, convey, exchange, and otherwise deal in stocks, bonds, notes, mortgages, certificates of interest, evidence of ownership, evidences of indebtedness, and every other kind and form of security, or any right, interest or estate therein, either as owner, broker, agent or factor, pursuant to all requirements of law.

7. To conduct any general and special brokerage agency, and commission business for others in the purchase, sale, management, or disposal of real and personal property of all kinds, or any right, interest or estate therein, and to negotiate secured or unsecured loans for others, and to act as fiscal agent for others in the same manner and to the same extent that an individual might do or act in the conduct of any lawful business.

8. To borrow money, and issue evidences of indebtedness and to secure the payment of same by depositing, pledging, mortgaging, or otherwise encumbering any real or personal property, or any right, interest or estate therein, whether direct with the lenders, or in trust, or otherwise.

9. To buy, acquire, hold, own, use, sell, rent, and lease to and from others, grant, convey, mortgage, and encumber real and personal property and franchise, rights, interests, and estates therein.

10. To do and perform any and all of such acts, things, and deeds that may be reasonably germane to or reasonably necessary or convenient in the exercise of any of the foregoing express powers.

The amount of the authorized capital stock of said corporation shall be Five Thousand Dollars___________________ 500 shares of the par value of Ten Dollars each.

The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000) being One Hundred shares of the par value of Ten Dollars ($10.00) each.

V.

--------------------------------------------------------------------------------------------------------------------------------
          Name                     Address            No. of Shares Common        No. of Shares       Total No. of Shares
                                                              Stock              Preferred Stock
--------------------------------------------------------------------------------------------------------------------------------
Daniel A.  Carrell         P.O. Box 1535                        50                     -0-                     50
                           Richmond, Virginia 23200
--------------------------------------------------------------------------------------------------------------------------------
Thurston R.  Moore         P.O. Box 1535                        25                     -0-                     25
                           Richmond, Virginia 23200
--------------------------------------------------------------------------------------------------------------------------------
Charles H.  Cuthbert, Jr.  P.O. Box 1535                        25                     -0-                     25
                           Richmond, Virginia 23200
--------------------------------------------------------------------------------------------------------------------------

VI.

     WE THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement and we have accordingly hereunto set our respective hands this 23/rd/ day of June, 1975.

                                   /s/
                                   ------------------------------------
                                   (Daniel A.  Carrell)

                                   /s/
                                   ------------------------------------
                                   (Thurston R.  Moore)

                                   /s/
                                   ------------------------------------
                                   (Charles H.  Cuthbert, Jr.)

Edward M. Payne, III
Pile, Payne, Scherer & Brown
Law Building
Beckley, West Virginia 25801

                                 CERTIFICATES

                                 [unreadable]

State of Virginia, City of Richmond, to wit:

I, /s/ Illegible    , a Notary Public in and for the County and State
   -----------------
aforesaid, hereby certify that:

                    Daniel A.  Carrell
                    Thurston R.  Moore
                    Charles H.  Cuthbert, Jr.

whose names are signed to the foregoing agreement bearing date on the 23/rd/ day of June, 1975 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

     Given under my hand and official seal this 23/rd/ day of June, 1975.

(SEAL)                             /s/ Illegible
                                   ------------------------------------
                                   Notary Public



                              SECRETARY OF STATE
                               AMENDMENT SCREEN

CORP NAME:     MARROWBONE DEVELOPMENT COMPANY

CODE      DATE                          AMENDMENT
          11/19/1992     AMENDMENT: TO THE ARTICLES OF INCORPORATION.

                         ARTICLES OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF
                        MARROWBONE DEVELOPMENT COMPANY

                   Adopted in accordance with the provisions of Section 31-1-109 of the West Virginia Corporation Act

     The undersigned officers of Marrowbone Development Company, a corporation existing under the laws of the State of West Virginia, do hereby certify as follows:

     FIRST:   The name of the corporation is Marrowbone Development Company (the
     "Corporation").

     SECOND: The following amendment to Article III, of the Articles of Incorporation of the Corporation (the "Articles of Incorporation") was adopted by the board of directors and sole stockholder of the Corporation in accordance with Section 31-1-73 of the West Virginia Corporation Act, by unanimous written consent.

       "III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the West Virginia
       Corporation Act."

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 100 and the number of shares entitled to vote was 100.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class were 100 shares of common stock.

     FIFTH: The number of Shares voted for such amendment was 100 and the number of shares voted against was 0.

     SIXTH: The number of shares of each class entitled to vote as a class voted for such amendment was 100 shares of voting common stock and against such amendment was 0.

          IN WITNESS WHEREOF, the undersigned being the president and Asst. Secretary, have hereunto signed these Articles of Amendment of the Articles of Incorporation as of this 10/th/ day of November, 1992.

                              MARROWBONE DEVELOPMENT COMPANY

                              By:     /s/  Illegible
                                  ----------------------------------
                              Title:  President